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                                                                       EXHIBIT 5




                                 March 19, 1999


Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue, Suite 135
Fort Washington, PA  19034

Ladies and Gentlemen:

                    We have acted as counsel to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering from time to time of up to 506,089 shares (the "Shares") of beneficial interest, par value $1.00 per share, in theTrust by holders identified under the caption "Selling Shareholders" in the Prospectus included in the Registration Statement.

                    For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Trust Agreement and Bylaws of the Trust, each as amended to date, resolutions adopted by the Trust's Board of Trustees and such other agreements, instruments, documents and records relating to the Trust and the issuance of the Shares as we have deemed appropriate. In all such examinations, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Trust. As to various questions of fact material to our opinion, we have relied on representations of officers of the Trust.

                    We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the law of the Commonwealth of Pennsylvania.

                    On the basis of the foregoing, it is our opinion that the Shares, when and if issued by the Trust upon the redemption of limited partner units in PREIT Associates, L.P., will be validly issued, fully paid and nonassessable by the Trust.

                    We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to be incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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                    Sylvan M. Cohen, founder, Chairman of the Board, and a
principal shareholder of the Trust, is "of counsel" to this firm.

                                                Very truly yours,


                                                /s/ Drinker Biddle & Reath LLP
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                                                DRINKER BIDDLE & REATH LLP

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